Exhibit 10.86.1

[*] Indicates that the confidential portion has been omitted from this filed exhibit and filed separately with the Securities and Exchange Commission

AMENDMENT THREE TO UNDERGROUND COAL SALES AGREEMENT

THIS AMENDMENT THREE TO UNDERGROUND COAL SALES AGREEMENT ("Amendment Three"), by and between SAN JUAN COAL COMPANY, a Delaware corporation (referred to herein as "SJCC") and PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation, and TUCSON ELECTRIC POWER COMPANY, an Arizona corporation (collectively referred to herein as the "Utilities") (with SJCC and Utilities herein sometimes collectively referred to as "Parties"), amends that certain Underground Coal Sales Agreement dated August 31, 2001 as amended (the "UG-CSA") between SJCC and the Utilities.

RECITALS
WHEREAS, the Parties wish to restate Section 8.3 "Coal Processing Component" of the UG-CSA.

NOW THEREFORE, in consideration of the terms, covenants and agreements contained in this Amendment Three and for other good and valuable consideration, the Utilities jointly and severally agree with SJCC as follows:

AGREEMENT

1.      Section 8.3(A)(1) of the UG-CSA is modified by replacing the value "[*]" with the value "[*]" in the formula contained in that section.  This change shall be effective as of January 1, 2003.

2.      Section 8.3(A)(3) of the UG-CSA is modified by replacing the last paragraph of that section, that begins: "In no event.", and ends with the end of the section, with the paragraph:

"In no event shall the inflation-deflation adjustment cause the Processing CIEEligible-Adj to be less than Processing CIEmin where Processing CIEmin is calculated as follows:

Processing CIEmin = [*]

or the Processing CIENon-elg-Adj to be less than:

Processing CIEmin  [divided by *]

3.      All other provisions of the UG-CSA not specifically amended by this Amendment Three remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on their behalf by their respective officers, thereunto duly authorized.

Public Service Company of New Mexico

By:       /s/ Hugh W. Smith
Name:       Hugh W. Smith
Title:           Senior VP, Energy Resources                                                   Date: April 29, 2005

Tucson Electric Power Company

By:       /s/ Michael J. DeConcini
 Name:       Michael J. DeConcini
 Title:           SR Vice President                                                                        Date: May 2, 2005

San Juan Coal Company

By:       /s/ Gary Lansdale
Name:  Gary Lansdale
Title:     VP SJCC                                                                                             Date:  April 28, 2005

CONSENT OF GUARANTOR

BHP Minerals International Inc., a Delaware corporation, (formerly BHP-Utah International Inc.), the guarantor of the obligations of San Juan Coal Company under the Underground Coal Sales Agreement pursuant to the Guarantee dated September 25, 2001 (the Guarantee"), hereby consents to the foregoing Amendment Three to the Underground Coal Sales Agreement and agrees that all references in the Guarantee to the Underground Coal Sales Agreement shall be deemed to be references to the Underground Coal Sales Agreement as amended by this Amendment Three.

BHP Minerals International, Inc.

By:       /s/ Earl K. Moore
Name:       Earl K. Moore
Title:          CEO & President                                                                        Date:    May 10, 2005

By:       /s/ M. Ruth Rhodes
Name:     M. Ruth Rhodes
                        Secretary                                                                               Date:                May 11, 2005

(Corporate Seal)